UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
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(Exact name of Registrant as specified in charter)

Nevada	001-34515	20-8468508
(State or Other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9 North West Fourth Ring Road Yingu Mansion Suite 1708
Haidian District Beijing, People’s Republic of China 100190
(Address of principal executive offices) (Zip Code)

+86 10 82525361
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 2, 2014, the board of directors (the “Board”) of China Advanced Construction Materials Group, Inc., a Nevada corporation (the “Company”) authorized the Company to issue 92,897 and 81,968 shares of common stock of the Company (collectively, the “Shares”), to each of Mr. Xianfu Han, the Company’s Chief Executive Officer and Mr. Weili He, the Company’s Chief Operating Officer and interim Chief Financial Officer, at $5.49 per share, the closing bid price quoted by Nasdaq on December 1, 2014. The Shares offset the payables advanced by the two executives in the amount of approximately $510,000 and $450,000, respectively, to the Company. The issuance was approved by the Company’s audit committee of the Board.

The issuance of the Shares were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) thereof. The certificates representing the Shares bear standard restrictive legends under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2014	CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By: /s/ Xianfu Han
Name: Xianfu Han
Title: Chief Executive Officer